UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2021

McAfee Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39651	84-2467341
(State or Other Jurisdiction of)	(Commission Number)	(IRS Employer No.)

6220 America Center Drive, San Jose, CA		95002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (866) 622-3911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	MCFE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2021, McAfee, LLC (“US Seller”) and McAfee Security UK LTD (“UK Seller” and together with US Seller, the “Company”) and Magenta Buyer LLC, organized by a consortium led by Symphony Technology Group (“Buyer”), entered into the Second Amendment to Contribution and Equity Purchase Agreement (the “Purchase Agreement Amendment”) governing the sale by the Company of certain assets of its Enterprise business (the “Enterprise Business”) to Buyer in exchange for (i) $4,000,000,000 in cash consideration and (ii) the assumption of certain liabilities of the Enterprise Business as specified in the Contribution and Equity Purchase Agreement (as amended, the “Purchase Agreement”) (such transaction, the “Enterprise Business Sale”). The Purchase Agreement Amendment clarifies the treatment of certain transferred employees of the Enterprise Business and the treatment of certain residual cash balances and certain transferred assets and liabilities upon the consummation of the Enterprise Business Sale, among other matters.

The above description of the Purchase Agreement Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to full text of the Purchase Agreement Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. The covenants contained in the Purchase Agreement Amendment were made only for purposes of the Purchase Agreement Amendment, were solely for the benefit of the parties to the Purchase Agreement Amendment, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties. Investors should not rely on the covenants contained in the Purchase Agreement Amendment or any description thereof as characterizations of the actual state of facts or condition of the Company or Buyer.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 27, 2021, the parties to the Purchase Agreement completed the Enterprise Business Sale. The description of the Enterprise Business Sale set forth in Item 1.01 to this Current Report is incorporated by reference herein in its entirety.

Attached as Exhibit 99.4 to this Current Report, and incorporated herein by this reference, is a copy of the Company’s press release dated July 27, 2021 announcing the completion of the Enterprise Business Sale.

Item 5.03 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 27, 2021, in connection with the consummation of the Enterprise Business Sale, Lynne Doherty McDonald’s employment as Executive Vice President, Global Sales and Marketing, Enterprise Business Group of McAfee Corp. terminated.

Item 8.01 Other Events.

This Current Report updates McAfee Corp.’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020 (the “2020 Annual Report”) to reflect the Enterprise Business as discontinued operations and the realignment of McAfee Corp.’s financial reporting structure to reflect the change in segment presentation consistent with how management currently views and manages its businesses. This update is consistent with the presentation of continuing and discontinued operations and segment reporting included in McAfee Corp.’s Quarterly Report on Form 10-Q for the quarter ended March 27, 2021.

We have revised the following portions of the 2020 Annual Report to reflect the retrospective revisions described above:

•	Exhibit 99.1: Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

•	Exhibit 99.2: Item 8. Financial Statements and Supplementary Data, and Item 15. Financial Statement Schedules.

The information included in Exhibits 99.1 and 99.2 to this Current Report is presented in connection with the reporting changes described above and does not otherwise amend or restate any other portions of the 2020 Annual Report. Except for the matters noted above, Exhibits 99.1 and 99.2 to this Current Report do not reflect events occurring after we filed the 2020 Annual Report. Information contained in Exhibits 99.1 and 99.2 should be read in conjunction with and as a supplement to information contained in the 2020 Annual Report. For information on events occurring since the filing of the 2020 Annual Report, please refer to McAfee Corp.’s subsequent filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(b)

The information set forth in Item 8.01 of this Current Report is incorporated herein by reference in its entirety.

(d)

Exhibit Number	Description of Document

2.1	Second Amendment to Contribution and Equity Purchase Agreement, dated July 27, 2021, by and among McAfee, LLC, McAfee Security UK LTD, and Magenta Buyer LLC.

99.1	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2	Item 8. Financial Statements and Supplementary Data, and Item 15. Financial Statement Schedules

99.3	Consent of PricewaterhouseCoopers LLP

99.4	Press Release dated July 27, 2021

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee Corp.

Date: August 2, 2021	By:	/s/ Venkat Bhamidipati
Venkat Bhamidipati Executive Vice President and Chief Financial Officer (Principal Financial Officer)